UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2019
TRICIDA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification Number)

7000 Shoreline Court Suite 201 South San Francisco, CA 94080
(Address of principal executive offices and zip code)

(415) 429-7800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☒	Emerging growth company
☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders (the “Annual Meeting”) of Tricida, Inc. (the “Company”) was held on May 31, 2019. Approximately 91% of the Company’s common stock was represented in person or by proxy at the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following two proposals and cast their votes as described below.
1.    Election of Directors:
The individuals listed below were elected at the Annual Meeting to serve as Class I directors of the Company until the Company’s 2022 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal:

Class I Directors:	FOR	WITHHELD	BROKER NON-VOTE
Dr. Sandra Coufal, M.D.	34,448,852	2,201,425	2,219,440
Dr. David Hirsch, M.D., Ph.D.	34,653,395	1,996, 882	2,219,440

2.    Ratification of the Appointment of Independent Registered Public Accounting Firm:
The proposal to ratify the audit committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved.

FOR	AGAINST	ABSTAIN
38,866,332	2,502	883

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2019	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Financial Officer and Senior Vice President